EXHIBIT 10.03

STRATEGIC PARTNERSHIP AGREEMENT

This Agreement is by and between SLi Lighting Solutions, Inc. (hereinafter, "SLi") with its principal place of business at 11999 Plano Road, Suite 190, Dallas, Texas 75023 and DeMarco Energy Systems of America, Inc. (hereinafter, "DEMARCO")with its principal place of business at PO Box 201057, Austin, Texas 78720-1057.

NATURE OF THE PARTNERSHIP
It is with mutual understanding between SLi and DEMARCO to enter into a strategic partnership agreement, where DEMARCO has relationships and contracts with various organizations to perform energy efficient lighting retrofits and energy management services, and SLi is in the energy efficient lighting business and agrees to become the primary company rendering for DeMarco services such as: energy audits, energy-related feasibility studies, lighting system removal/demolition, lighting system installation/retrofit, and energy management services for commercial, industrial and institutional applications. The relationship description, contributions, terms, conditions, and other covenants are set forth herein.
1) PURPOSE. The purpose of this agreement is to engage SLi to perform as Subcontractor for the services described with the attached AIA Document A401-1997 for the contracts and/or work orders issued to DEMARCO. DEMARCO will perform their duties and responsibilities as described in the AIA document, plus any other duties and responsibilities required to assist SLi with performing their obligations. Each party will perform all individual duties, responsibilities and requirements as set forth in this agreement and the AIA agreement.
2) COMMENCEMENT. Effective immediately, DEMARCO will issue work orders relating to lighting systems installation, retrofit and/or demolition to SLi, and SLi agrees to perform the services required of each work order or contract for and on behalf of DEMARCO.
3) DURATION. The duration of this agreement is perpetual until such time either party wishes to terminate the relationship, and does so by furnishing written notice of their intent to terminate at least 60 days prior to the effective date. All contracts in-works, services being performed at that time and work orders under construction by SLi will be performed through completion, regardless of time requirements to fulfill the project's work scope. Failure to perform will result in a reduction in final payment, based upon percentage of completion, less reasonable expenses.
4) MUTUAL NON-DISCLOSURE. It is understood that DEMARCO and SLi have individually entered into Mutual Non-Disclosure Agreements with certain companies, and each agrees to honor and carry-out the terms of the others agreement(s), unless otherwise agreed to in writing and attached hereto. A mutual Non-Disclosure agreement has been executed between DEMARCO and SLi and is attached hereto.
5) NON-COMPETE. DEMARCO and SLi agree to not compete with each other for the same contracts or work orders for the duration of this agreement. It is understood that each have individually negotiated and/or earned contracts prior to this agreement, or have contracts or work orders not yet issued, but are considered in process to be issued, and that these work orders or agreements are not in direct competition between DEMARCO and SLi. It is further agreed each company will establish a system to notify the other of contracts under negotiation and subsequent date awarded, and that either company will not individually bid for the other company's work contracts without receiving prior written permission to conduct such activities from that company. If for whatever reason a contract (regardless of status `under negotiation' or `awarded') is considered to be in competition between either company, then the default decision shall go to SLi, unless it is reasonably determined otherwise by each party, or that DEMARCO had previously made initial contact or introduction first and was capable of performing services required to fulfill its obligations under such contract.
6) COMPENSATION FOR SERVICES. DEMARCO agrees to pay to SLi the entire bid amount for each contract awarded to DEMARCO for the services agreed to be performed and completed by SLi. It is understood by each party that each bid submitted by SLi to DEMARCO shall include and reflect a five percent profit for DEMARCO, calculated and added to the sum total of SLi's bid. Upon receipt of final payment for each project, DEMARCO will retain their five percent profit and distribute the balance to SLi within ten days of receipt, unless otherwise agreed to in writing prior to each project's bid submission.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                PAGE  101 OF 101


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7)       PERFORMANCE REQUIREMENTS. SLi agrees to perform the services, duties and obligations as outlined in the contracts, work orders and Articles of this Agreement to the best of their abilities, and based upon their historical performance and capabilities of providing such services, duties, and obligations.
8) DEFAULT AND REMEDIES. Upon determination that a default or breach has occurred under any portion of this agreement by either party, the affected party shall give 30 days to the defaulting party to cure the default. If the default has not been cured according to the terms of this agreement or with reasonable satisfaction of the affected party, this agreement shall become terminated within 30 days. Upon termination of this Agreement, both parties shall fulfill all outstanding obligations incurred prior to the date of termination through to the effective termination date.
9) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute 1 (one) Agreement, binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.
10) PRIMARY CONTRACT. The contents and terms of this document serve as the primary agreement and supercede the content and terms reflected in the AIA A401-1997 contract, unless otherwise stated herein.

         This Agreement is dated the 24th day of May, 2000. The laws of the State of Texas shall govern this Strategic Partnership Agreement and venue is the County of Travis. The parties executing this Agreement warrant and guarantee that they have full individual and/or corporate authority to enter into such an Agreement. All parties have read, understood, and agreed to the terms and conditions of this Strategic Partnership Agreement.

BY: SLi Lighting Solutions, Inc.    BY:  DeMarco Energy Systems of America, Inc.

   /S/ Rick Spilde                       /S/ Victor M. DeMarco
   -----------------------------         -----------------------------------
   Rick Spilde, Officer                  Victor M. DeMarco, President


   Date  May 24, 2000                    Date  May 24, 2000


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                PAGE  101 OF 101